EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the ordinary shares, $0.001 par value per share, of Venator Materials PLC, a public limited liability company incorporated under the laws of England and Wales, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of December 23, 2020.

SK PRAETORIAN HOLDINGS, L.P.

By:	/s/ Jerry Truzzolino
Name:	Jerry Truzzolino
Title:	Authorized Signatory

SK PRAETORIAN GP, LLC

By:	/s/ Jerry Truzzolino
Name:	Jerry Truzzolino
Title:	Authorized Signatory

SK CAPITAL INVESTMENT V, L.P.

By:	/s/ Jerry Truzzolino
Name:	Jerry Truzzolino
Title:	Authorized Signatory

SK CAPITAL INVESTMENT V, LTD.

By:	/s/ Jerry Truzzolino
Name:	Jerry Truzzolino
Title:	Authorized Signatory

JAMSHID KEYNEJAD

By:	/s/ Jamshid Keynejad

BARRY SIADAT

By:	/s/ Barry Siadat